Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals Contacts:
Kelly Barry (617) 995-9033 (media)
Eric Hoffman (617) 224-4485 (investors)
IDENIX PHARMACEUTICALS REPORTS FOURTH QUARTER AND YEAR END 2010 FINANCIAL RESULTS
Cambridge, Mass., — Feb. 28, 2011 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the fourth quarter and year ended December 31, 2010. At December 31, 2010, Idenix’s cash and cash equivalents totaled $46.1 million.
Business Highlights
•	IDX184 Update

In February 2011, the U.S. Food and Drug Administration (FDA) removed the full clinical hold for IDX184. The program was placed on partial clinical hold, which allows Idenix to resume clinical trials involving IDX184 immediately. Idenix plans to initiate a Phase IIb 12-week clinical trial of IDX184 in combination with pegylated interferon and ribavirin in the second half of 2011. Under the partial clinical hold, Idenix will share interim data from the Phase IIb study with the FDA.

•	IDX375, an HCV Non-Nucleoside Polymerase Inhibitor

In the first quarter of 2011, Idenix completed a three-day proof-of-concept study of IDX375 in treatment-naïve genotype 1-infected patients. Mean viral load reductions after three days of IDX375 monotherapy were 1.3, 2.3, and 2.7 log10 IU/mL at doses of 100, 200, and 400 mg BID, respectively. Overall, IDX375 was generally safe and well-tolerated at the three doses tested.

•	HCV NS5A Inhibitor Program

Idenix is developing NS5A compounds with pan-genotypic activity. Two drug candidates have been selected for preclinical development, and Idenix plans to file an Investigational New Drug (IND) application or Clinical Trial Application (CTA) for one of these candidates in 2011.

•	HCV Protease Inhibitor Follow-On Program

Idenix has discontinued further development of IDX320 following its conclusion that IDX320 likely caused the observed toxicity in the drug-drug interaction (DDI) study with IDX184. Idenix has follow-on drug candidates in the protease inhibitor class that are currently in preclinical development. Idenix anticipates selecting a clinical candidate with broad genotypic activity in 2011.

•	HCV Nucleoside/tides and Prodrugs

Idenix is committed to an intensive and renewed strategy in the discovery and development of nucleoside/tides, with potential application against HCV and other infectious diseases. Currently, Idenix is pursuing multiple follow-on and novel nucleoside/tide programs.

•	GSK2248761, known as ‘761 (formerly IDX899), an HIV NNRTI

In February 2011, Idenix was informed by ViiV Healthcare Company (ViiV) that ‘761 was placed on clinical hold by the FDA. ViiV has full responsibility for the development of ‘761, including any regulatory interactions.
“We are very pleased that the FDA has allowed IDX184, our lead HCV nucleoside inhibitor drug candidate, to advance directly into clinical trials,” said Ron Renaud, President and CEO. “We gained insights about our most advanced clinical drug candidates as we prepared our response to the FDA clinical hold, and can apply this knowledge to ongoing preclinical programs. We are excited about our renewed focus on our nucleoside capabilities, as well as multiple opportunities to develop diverse direct-acting antiviral drug candidate classes for HCV.”
Fourth Quarter and Full Year 2010 Financial Results
For the fourth quarter ended December 31, 2010, Idenix reported total revenues of $2.4 million, compared to total revenues of $3.0 million in the fourth quarter of 2009. The company reported a net loss of $16.2 million, or a loss of $0.22 per basic and diluted share, for the fourth quarter ended December 31, 2010, compared to a net loss of $12.3 million, or a loss of $0.19 per basic and diluted share for the fourth quarter ended December 31, 2009.
For the twelve months ended December 31, 2010, Idenix reported total revenues of $10.2 million, compared to total revenues of $12.6 million for the twelve months ended December 31, 2009. The company reported a net loss of $61.6 million, or a loss of $0.87 per basic and diluted share, for the twelve months ended December 31, 2010, compared to a net loss of $53.2 million, or a loss of $0.87 per basic and diluted share, for the twelve months ended December 31, 2009.
2011 Financial Guidance
The company expects that its current cash and cash equivalents, the anticipated royalty payments associated with product sales of Tyzeka®/Sebivo® (telbivudine) and its ability and intent to manage expenditures will be sufficient to satisfy its cash needs for at least the next 12 months. This guidance assumes no additional milestone payments, license fees, reimbursement for development programs and no financing activities.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with chronic hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.
Conference Call and Webcast Information
Idenix will hold a conference call today at 4:30 p.m. ET. To access the call please dial (800) 471-3635 U.S./Canada or (706) 758-9475 International and enter passcode 44647149. To listen to a live webcast of the call, go to “Calendar of Events” in the Idenix Investor Center at www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection. A replay of the conference call and webcast will be available until March 14, 2011. To access the replay, please dial (800) 642-1687 U.S./Canada or (706) 645-9291 International and enter the passcode 44647149.
Forward-Looking Statements
This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of our drug candidates, the likelihood and success of any future clinical trials involving our drug candidates. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaborations with Novartis Pharma AG and GlaxoSmithKline/ViiV Healthcare; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in each of the company’s annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the company files with the SEC.
All forward-looking statements reflect the company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the company’s estimates change.
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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Collaboration revenue — related party	$(135)	$2,780	$6,231	$11,717
Other revenue	2,570	269	3,991	899

Total revenues	2,435	3,049	10,222	12,616
Operating expenses (1):
Cost of revenues	965	710	2,765	2,210
Research and development	8,958	10,268	44,506	41,867
General and administrative	9,132	4,889	23,439	21,467
Restructuring charges	—	—	2,238	1,506

Total operating expenses	19,055	15,867	72,948	67,050

Loss from operations	(16,620)	(12,818)	(62,726)	(54,434)
Other income, net	419	475	1,131	1,266

Loss before income taxes	(16,201)	(12,343)	(61,595)	(53,168)
Income tax benefit (expense)	44	31	40	(51)

Net loss	$(16,157)	$(12,312)	$(61,555)	$(53,219)

Basic and diluted net loss per share:	($0.22)	($0.19)	($0.87)	($0.87)

Shares used in calculation of basic and diluted net loss per share:	73,011	66,357	70,715	61,498

(1)	Share-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$272	$336	$1,214	$1,546

General and administrative	3,253	724	5,203	3,068

IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$46,115	$46,519
Receivables from related party	840	1,049
Other current assets	2,535	4,012

Total current assets	49,490	51,580
Intangible asset, net	9,843	11,069
Property and equipment, net	7,179	10,091
Marketable securities	—	1,584
Other assets	3,372	2,326

Total assets	$69,884	$76,650

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$14,030	$10,720
Deferred revenue, related party	3,036	6,155
Other current liabilities	2,928	1,469

Total current liabilities	19,994	18,344
Other long-term liabilities	52,398	32,983
Deferred revenue, related party, net of current portion	28,588	30,776

Total liabilities	100,980	82,103
Stockholders’ deficit	(31,096)	(5,453)

Total liabilities and stockholders’ deficit	$69,884	$76,650